Exhibit 21.1

AGILON HEALTH, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
Agilon Health Holdings, Inc.	Delaware
agilon health of California, Inc.	Delaware
agilon health management, inc.	Delaware
Agilon Heath Intermediate Holdings, Inc.	Delaware
Agilon MSO Hawaii, Inc.	Hawaii
Agilon New York Holdco, Inc.	New York
Arkansas Agilon Holdco, Inc.	Arkansas
Arkansas RBE, Inc.	Arkansas
Buffalo DCE, Inc.	New York
Buffalo IPA, Inc.	New York
Buffalo RBE, Inc.	New York
Cal Care IPA, Inc.	California
Connecticut Holdco, Inc.	Connecticut
Connecticut RBE, Inc.	Connecticut
Core Care Holdings, Inc.	Ohio
Core Care Select – Akron, Inc.	Ohio
Core Care Select – Columbus, Inc.	Ohio
Core Care Select – Dayton, Inc.	Ohio
Core Care Select – Southeast Ohio, Inc.	Ohio
Core Care Select – Toledo, Inc.	Ohio
Core Care Select, Inc.	Ohio
Cyber Pro Systems, Inc,	California
Hawaii DCE, Inc.	Hawaii
Hawaii Kupuna Care Advantage, Inc.	Hawaii
Laukahi Physician Network, LLC	Delaware
Lineage Investments, Inc.	California
Los Angeles Medical Center IPA	California
MDX Hawaii, Inc.	Hawaii
Michigan Holdco, Inc.	Michigan
Michigan RBE, Inc.	Michigan
Na Laulcahi Health, LLC	Delaware
North Carolina Holdco, Inc.	North Carolina
North Carolina RBE, Inc.	North Carolina
North Carolina RBE – Pinehurst, Inc.	North Carolina
Ohio DCE – Akron, Inc.	Ohio
Ohio DCE – Columbus, Inc.	Ohio
Ohio DCE – SEOH, Inc.	Ohio
Ohio RBE, LLC	Delaware
Oklahoma Agilon Holdco, Inc.	Oklahoma

Oklahoma RBE, Inc.	Oklahoma
Pennsylvania Holdco, Inc.	Pennsylvania
Pittsburgh DCE, Inc.	Pennsylvania
Pittsburgh RBE, Inc.	Pennsylvania
Population Health, LLC	Ohio
Primary Provider Management Co., Inc.	California
Syracuse IPA, Inc.	New York
Texas DCE, Inc.	Texas
Texas East RBE, Inc.	Texas
Texas Holdco, Inc.	Texas
Texas RBE, Inc.	Texas
Vantage Care	California
Vantage Care Holdings, LLC	California
Vantage Medical Group, Inc.	California
Vector Cal Care Parent, Inc.	California
Vector LAMC Parent, Inc.	California
Vector Vantage Parent, Inc.	California
Wisconsin Holdco, Inc.	Wisconsin
Wisconsin RBE, Inc.	Wisconsin

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